UNITED STATES
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Oclaro, Inc.

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Oclaro, Inc. Supplemental Proxy Materials Dated October 12, 2009
On September 4, 2009, Oclaro, Inc. (“Oclaro”) filed a Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on October 21, 2009. This mailing updates you on a modest change to the proposed option exchange program for which your approval is being solicited, and also corrects an error in the proxy statement.
The proxy statement contains a proposal to approve a stock option exchange program. As described in the proxy statement, an option is eligible for exchange in the program if, among other requirements, its exercise price is equal to or greater than the greater of $1.75 per share or the highest per share trading price of Oclaro common stock for the 52-week period preceding commencement of the program. After consulting with its advisors, Oclaro has decided to increase the minimum threshold price to $2.00, so that an option will be eligible for exchange if its exercise price is equal to or greater than the greater of $2.00 per share or the highest price of Oclaro stock during the aforementioned 52-week period.
The following tables present data as of October 8, 2009 regarding the shares underlying outstanding options and the shares available for future grant, in each case immediately before and after the program, assuming all eligible options are exchanged.

	Number	Weighted Average	Weighted Average
	Outstanding	Strike Price	Remaining Life (Years)

Outstanding Options Pre-Exchange	18,537,094	$3.32	7.55
Impact of the Exchange Program
Eligible Options Pre-Exchange	-5,912,002	$7.90	5.64
Newly Issued Options	2,769,356	$1.09	7.00

Outstanding Options Post-Exchange	15,394,448	$1.16	8.18

Outstanding Full Value Shares
RSA	239,841
RSU	1,035,376

Total	1,275,217

Available Shares
Pre-Exchange Balance	13,042,284
Recaptured from Exchange	5,512,400 [1]
Issued from Exchange	-2,769,356
Additional Cancellation	-3,000,000

Post-Exchange Balance	12,785,328

[1]	Approximately 400,000 options returned from the exchange are not eligible to be recaptured.
The proxy statement also includes biographical information on Greg Dougherty, one of the nominees for election to Oclaro’s Board of Directors. That information mistakenly states that Mr. Dougherty was the interim CEO of Avanex from October 2002 to June 2006, when in fact he was the interim acting CEO of Picarro during that period, not Avanex.
If you have already voted and would like to change your vote, you may do so by submitting a later dated proxy relating to the same shares to our corporate secretary at the address below, by following the instructions for voting by Internet or telephone that appear either on your proxy card or in the materials with which this supplement is included, or by attending the annual meeting and voting in person. Any subsequent proxy should be sent to: Oclaro, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.
Stockholders are urged to read the Proxy Statement before making any voting decision, and may obtain a copy free of charge from the SEC’s website at www.sec.gov and from Oclaro’s website at www.oclaro.com.